EXHIBIT 21


                           Subsidiaries of the Company



                                               JURISDICTION OF
               NAME                     INCORPORATION OR ORGANIZATION
               ____                     _____________________________


          Spire Technologies, Inc.                Utah

          Spire Systems Incorporated              Utah

          DewPoint Distributed Solutions          Utah
             Incorporated

          Centerpost Innovations Pty. Ltd.        New South Wales, Australia

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